AMENDMENT NO. 3 TO PAYMENT IN LIEU OF TAXES AGREEMENT

THIS AMENDMENT NO. 3 TO PAYMENT IN LIEU OF TAXES AGREEMENT, dated as of the 9th day of July, 2020 (this “Amendment”), between the Municipality of Anchorage, Alaska, a political subdivision organized under the laws of the State of Alaska (“Municipality”), and Chugach Electric Association, Inc., a not-for-profit electric cooperative corporation organized under the laws of the State of Alaska (“Chugach”).

RECITALS

WHEREAS, Chugach and Municipality entered into that certain Payment in Lieu of Taxes Agreement, dated as of December 28, 2018 (the “Original PILT Agreement”);

WHEREAS, capitalized terms used in this Amendment, if not otherwise defined herein, shall have the meanings set forth in the Original PILT Agreement, as amended or modified to date or pursuant to this Amendment (as so amended or modified, the “PILT Agreement”);

WHEREAS, the Regulatory Commission of Alaska on May 28, 2020 issued Order No. U-18-102(44)/ U-19-020(39)/ U-19-021(39), Order Accepting Stipulation in Part, Subject to Conditions; Transferring and Issuing Certificates of Public Convenience and Necessity, Subject to Conditions; Addressing Beluga River Unit Management, Gas Transfer Prices, and Third Party Sales Gas Pricing; and Requiring Filings (the “Final Order”);

WHEREAS, pursuant to Section 3.08 of the Original PILT Agreement, Chugach and Municipality may amend, modify or supplement the Original PILT Agreement upon the execution and delivery of a written agreement executed by each party thereto; and

WHEREAS, the Chugach and Municipality desire to make certain amendments to the PILT Agreement as provided in this Amendment.

NOW, THEREFORE, pursuant to Section 3.08 of the Original PILT Agreement and the Final Order, and in consideration for the premises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.Revisions.  Section 2.02 and Section 2.12 of the PILT Agreement are hereby deleted in their entirety and replaced as follows:

Section 2.02 [Reserved.]

Section 2.12 [Reserved.]

2.Addition. A new Section 2.13 is hereby added to the PILT Agreement, which in its entirety reads as follows:

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Amendment No. 3 to Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

Section 2.13. PILT Payments. Beginning not later than January 1, 2024, or as otherwise ordered by the Commission, costs incurred by Chugach as a result of this Agreement shall be recovered through base rates charged to all Chugach ratepayers.

3.Effective Date of this Amendment. Except as expressly provided herein, the PILT Agreement is not amended, supplemented, modified, revised or otherwise affected by this Amendment. This Amendment shall be deemed effective and in full force and effect as of the date first written above. On and after the date hereof, each reference in the PILT Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the PILT Agreement, shall mean and be a reference to the PILT Agreement and each reference to the PILT Agreement in any other agreements, documents or instruments executed and delivered pursuant to or in connection with the PILT Agreement shall be deemed to mean and be a reference to the PILT Agreement as amended by this Amendment.

4.Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

5.Governing Law.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Alaska, without reference to conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

6.Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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Amendment No. 3 to Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA

By	/s/ William D. Falsey
Name:	William D. Falsey
Title:	Municipal Manager
CHUGACH ELECTRIC ASSOCIATION, INC.

By	/s/ Lee D. Thibert
Name:	Lee D. Thibert
Title:	Chief Executive Officer

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Amendment No. 3 to Payment in Lieu of Taxes Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.